UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Qumu Corporation

(Exact name of registrant as specified in its charter)

Minnesota	41-1577970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 S. 4th Street, Suite 401-412 Minneapolis, MN 55415 (612) 638-9100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

TJ Kennedy

President and Chief Executive Officer

Qumu Corporation

400 S. 4th Street, Suite 401-412

Minneapolis, MN 55415

(612) 638-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: April Hamlin, Esq. Ballard Spahr LLP 2000 IDS Center 80 South 8th Street Minneapolis, MN 55402 (612) 371-3211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-233470

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price per (1)(2)	Amount of registration fee (3)
Common stock, preferred stock, warrants, subscription rights and units (4)	$4,174,000	$455.38

(1)	Represents the additional amount of common stock, preferred stock, warrants, subscription rights, and/or units being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-3 (File No. 333-233470).
(2)	The registrant previously registered common stock, preferred stock, warrants, subscription rights and units with a proposed maximum aggregate offering price $30,000,000 on a Registration Statement on Form S-3 (File No. 333-233470), which was declared effective by the Securities and Exchange Commission on September 5, 2019 (the “Prior Registration Statement”), and paid a fee of $3,636.00 in connection therewith. The registrant sold $9,130,000 of its common stock as described in a prospectus supplement dated November 7, 2019 to the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the registrant is registering an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(4)	Also includes such indeterminate number of shares of common stock, shares of preferred stock, warrants, subscription rights, and/or units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such (i) securities of the registrant as may be issued upon conversion of, or in exchange for, warrants and/or preferred stock registered hereby, or (ii) securities of the registrant as may be issued upon exercise of warrants or subscription rights registered hereby. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.01 per share (“Common Stock”) of Qumu Corporation (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-233470) (the “Prior Registration Statement”), which the Commission declared effective on September 5, 2019, and is being filed solely for the purpose of increasing the aggregate offering price of the Common Stock to be offered in the public offering by $4,174,000. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on January 25, 2021.

QUMU CORPORATION

By:	/s/ TJ Kennedy
TJ Kennedy
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TJ Kennedy	President and Chief Executive Officer (Principal Executive Officer), Director	January 25, 2021
TJ Kennedy

/s/ David G. Ristow	Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2021
David G. Ristow

*	Director	January 25, 2021
Neil E. Cox

/s/ Mary Chowning	Director	January 25, 2021
Mary Chowning

*	Director	January 25, 2021
Daniel R. Fishback

/s/ Edward D. Horowitz	Director	January 25, 2021
Edward D. Horowitz

*	Director	January 25, 2021
Kenan Lucas

*	Director	January 25, 2021
Robert F. Olson

By:	/s/ David G. Ristow
David G. Ristow
Attorney-In-Fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm.

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page of the Registration Statement on Form S-3 (File No. 333-233470), filed with the Securities and Exchange Commission on August 26, 2019).

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